Exhibit 10.15
GEOVAX, INC.
STOCK OPTION AGREEMENT
BETWEEN
GEOVAX, INC.
AND
HARRIET ROBINSON
(Non-Employee Directors, Consultants and Advisors)
THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE BLUE SKY LAWS, AND CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS REGISTERED UNDER SUCH ACTS, OR EXEMPTIONS FROM SUCH REGISTRATION ARE AVAILABLE.
     THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of this 5th day of February, 2004, by and between GeoVax, Inc., a Georgia corporation (the “Company”), and Harriet Robinson (the “Optionee”).
     On December 20, 2002, the Board of Directors of the Company adopted a Stock Option and Incentive Plan known as the Company’s “2002 Stock Option and Incentive Plan” (the “Plan”), and recommended that the Plan be approved by the Company’s shareholders. On December 19, 2003, the shareholders of the Company adopted and approved the Plan. The Committee has granted the Optionee a stock option to purchase the number of shares of the Company’s common stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the service of the Company as a non-employee director, consultant or advisor, as the case may be. The Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan. Therefore, as an incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.
     1. Incorporation of Plan. This option is granted pursuant to the provisions of the Plan, and the terms and definitions of the Plan are incorporated into this Agreement by reference and made a part of this Agreement. The Optionee acknowledges receipt of a copy of the Plan.
     2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the “Option”) to purchase all or any part of the number of shares of the Company’s Common Stock, no par value per share (the “Stock”), set forth on Schedule A attached and incorporated into this Agreement by reference. The Option shall be exercisable in the amounts and at the time(s) specified on Schedule A. The Option shall expire and shall not be exercisable on the date specified on Schedule A or on such earlier date as determined pursuant to Section 8, 9, or 10 of this Agreement. Schedule A states whether the Option is intended to be an Incentive Stock Option.

     3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the “Exercise Price”) shall be as specified on Schedule A, which price shall be an amount not less than the Fair Market Value (or 110% of the Fair Market Value if Optionee is a person described in Section 6.3(b) of the Plan) of a share of Stock as of the Date of Grant (as defined in Section 11 below) if the Option is an Incentive Stock Option.
     4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.
     5. Option Non-Transferable. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order or as otherwise permitted pursuant to Section 6.9 of the Plan. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed).
     6. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached to this Agreement as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 15 below to the attention of the President, Chief Executive Officer or such other officer as the President or Chief Executive Officer may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 12 below, and (c) be accompanied by (i) a certified or cashier’s check or, if acceptable to the Committee, a recourse note payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased under this Agreement, or (iii) a certified or cashier’s check or, if acceptable to the Committee, a recourse note payable to the Company, accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check or note equals the total Exercise Price applicable to the shares being purchased under this Agreement. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.
     7. Adjustment in Option. The number of Shares subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Section 5.2 of the Plan.

     8. Termination of Service.
     (a) Except as otherwise specified in Schedule A to this Agreement, in the event of the termination of the Optionee’s service to the Company or any of its Subsidiaries, other than a termination that is either (i) for Cause, or (ii) voluntary on the part of the Optionee and without written consent of the Company, the Optionee may exercise this Option at any time within three (3) months after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination.
     (b) Except as specified in Schedule A attached hereto, in the event of a termination of the Optionee’s service that is either (i) for Cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.
     (c) Unless and to the extent otherwise provided in Schedule A hereto, in the event of the retirement of the Optionee at or after the normal retirement date (for purposes of this Agreement, age 60 unless determined otherwise by the Committee), the Optionee shall continue to have the right to exercise any Options for shares which were Purchasable at the date of the Optionee’s retirement, and such right shall continue for five years after the date of retirement. Notwithstanding the foregoing, the Options will become void and unexercisable on the date which is three months after the date of retirement unless on (or effective as of) the date of retirement the Optionee enters into a noncompete agreement with the Company, which the Company must offer to the Optionee, and continues to comply with such noncompete agreement for five years after the date of retirement.
     9. Continuance of Service. This Option does not confer upon the Optionee any right with respect to continuance of service to the Company or by any of its Subsidiaries. This Option shall not be affected by any change of service so long as the Optionee continues to serve the Company or one of its Subsidiaries.
     10. Death of Optionee. Except as otherwise set forth in Schedule A with respect to the rights of the Optionee upon termination of service under Section 8(a) above, in the event of the Optionee’s death while in the service of the Company or any of its Subsidiaries or within three months after a termination of such service (if such termination was neither (i) for Cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 6 of this Agreement or persons to whom all or a portion of this Option is transferred in accordance with Section 5 of this Agreement may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s death or (b) the expiration date of this Option. If the Optionee was in the service of the Company at the time of death, any unvested rights to acquire shares pursuant to this Option shall immediately vest and this Option may be so exercised to the extent of the number of shares that were Purchasable under this Agreement at the date of death. If the Optionee’s service terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable under this Agreement at the date of such termination.

     11. Date of Grant. This Option was granted by the Committee on the date set forth in Schedule A (the “Date of Grant”).
     12. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law, and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon an attempted exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the SEC) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 12.
     13. Restriction on Disposition of Shares. Unless the Company otherwise agrees in writing, the shares purchased pursuant to the exercise of an Incentive Stock Option shall not be transferred by the Optionee except pursuant to the Optionee’s will, or the laws of descent and distribution, until such date which is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option.
     14. Termination as a Subsidiary of the Company. In the event that Optionee is in the service of a Subsidiary of the Company and the Company or its Subsidiaries cease to own greater than 50% of such Subsidiary, this Option shall terminate on the date the Company or its Subsidiaries cease to own greater than 50% of such Subsidiary unless the Board or the Committee determines otherwise.
     15. Miscellaneous.
     (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.
     (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia.
     (c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at Optionee’s address shown in the Company’s records and, if to the Company, to the executive offices of the Company at c/o EmTech, 1256 Briarcliff Road, Atlanta, Georgia 30306, or at such other addresses that the parties provide to each other in accordance with the foregoing notice requirements.
     (d) This Agreement may not be modified except in writing executed by each of the parties to it.

     IN WITNESS WHEREOF, the Committee has caused this Stock Option Agreement to be executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

GEOVAX, INC.		OPTIONEE

By:

Name:	Donald G. Hildebrand	Name:	Harriet Robinson
Title:	President

SCHEDULE A
TO
STOCK OPTION AGREEMENT
BETWEEN
GEOVAX, INC.
AND
HARRIET ROBINSON
Dated: February 5, 2004
1.	Number of Shares Subject to Option: 300,000 Shares.

2.	This Option (Check one) ☐ is ☑ is not intended to be an Incentive Stock Option.

3.	Option Exercise Price: $1.20 per Share.

4.	Date of Grant: February 5, 2004

5.	Option Vesting Schedule and Expiration Date:
Check one:
☐	Options are exercisable with respect to all shares on or after the date hereof.

☑	Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares, and the Options expire as to that number of shares unless exercised on or before the expiration date indicated next to the number of shares:

No. of Shares	Vesting Date	Expiration Date

100,000	February 5, 2004	February 5, 2009
100,000	February 5, 2005	February 5, 2010
100,000	February 5, 2006	February 5, 2011
6.	Effect of Termination of Service of Optionee.

N/A

SCHEDULE B
TO
STOCK OPTION AGREEMENT
BETWEEN
GEOVAX, INC.
AND

Dated:
NOTICE OF EXERCISE
     The undersigned hereby notifies GeoVax, Inc. (the “Company”) of this election to exercise the undersigned’s stock option to purchase                      shares of the Company’s common stock, no par value per share (the “Common Stock”), pursuant to the Stock Option Agreement (the “Agreement”) between the undersigned and the Company dated                     ,         . Accompanying this Notice is (1) a certified or a cashier’s check or, if acceptable to the Committee, a recourse note payable to the Company, in the amount of $                     payable to the Company, and/or (2)                      shares of the Company’s Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the Company’s 2003 Stock Option and Incentive Plan (the “Plan”)) as of the date hereof of $                    , and/or (3) authorization to withhold                      shares of Stock otherwise issuable upon exercise of the Option having an aggregate Fair Market Value (as defined in the Plan) as of the date hereof of $                    , with such shares of Stock that are withheld being credited against the Exercise Price, such amounts of (1), (2) and (3) being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 5.2 of the Plan).
     IN WITNESS WHEREOF, the undersigned has set his hand and seal, this          day of                     ,         .

OPTIONEE [OR OPTIONEE’S ADMINISTRATOR,
EXECUTOR OR PERSONAL REPRESENTATIVE]

Name:

Position (if other than Optionee):

Harriet Robinson is the only director or officer who has outstanding options granted under the 2002 Stock Option and Incentive Plan pursuant to the above form of agreement. The options granted to her are as follows:

Per Share Exercise Price of Options	Number of Shares Subject to Options
$0.04047	8,895,630